ARTICLES FOR THE MERGER
                                       OF
                              KBK ENTERPRISES, INC.
                                  WITH AND INTO
                               ISG RESOURCES, INC.

         Pursuant to Section 1926 of the Pennsylvania Business Corporation Law, the undersigned corporations hereby adopt and file the following articles of merger for the merger of KBK Enterprises, Inc., a Pennsylvania company, and the other corporations that have executed these Articles of Merger, with and into ISG Resources, Inc., a Utah corporation:

          FIRST: The surviving corporation in the merger is ISG Resources, Inc., a corporation organized under the laws of the State of Utah (the "Surviving Corporation"). The Surviving Corporation is qualified to do business in the State of Pennsylvania and its registered office in Pennsylvania is CT Corporation System in Philadelphia County.

          SECOND: The name and address of the registered office of each domestic business corporation and qualified foreign business corporation, which are parties to the merger, are:

                   KBK Enterprises, Inc., a Pennsylvania corporation 1635 Market Street

                   Philadelphia, PA  19103
                   Entity Number 765271

                   JTM Industries, Inc., a Texas corporation

                   qualified to do business in Pennsylvania
                   1635 Market Street
                   Philadelphia, PA  19103

          THIRD: The Plan of Merger (the  "Plan") is to be  effective on January
               1, 1999.

          FOURTH: The Plan was adopted by the domestic corporation that is a party to the merger by the unanimous vote of its stockholders in accordance with the requirements of the Pennsylvania Business Corporation Law. The Plan was authorized, adopted or approved, as the case may be, by each of the foreign corporations in accordance with the laws of the jurisdiction in which it is incorporated.

          FIFTH: The complete Plan is attached to these Articles of Merger and is made a part hereof.

          IN WITNESS WHEREOF, the undersigned corporations have adopted these Articles of Merger on November ____, 1998.

ISG RESOURCES, INC.,                   POZZOLANIC INT'L FISK, INC.,
a Utah corporation                     a Washington corporation


By:                                    By:
   ------------------------                ----------------------
         R Steve Creamer                        R Steve Creamer
         Chief Executive Officer                Chief Executive Officer

JTM INDUSTRIES, INC.,                  ST. HELENS INVESTMENTS, INC.,
a Texas corporation                    a Washington corporation


By:                                    By:
    --------------------------              ----------------------
         R Steve Creamer                        R Steve Creamer
         Chief Executive Officer                Chief Executive Officer

KBK ENTERPRISES, INC.,                 POZZOLANIC NORTHWEST, INC.,
a Pennsylvania corporation             a Washington corporation


By:                                    By:
    --------------------------              ----------------------
         R Steve Creamer                        R Steve Creamer
         Chief Executive Officer                Chief Executive Officer

POZZOLANIC RESOURCES, INC.,            POZZOLANIC NORTHWEST BULK
a Washington corporation               CARRIERS, INC.,
                                       a Washington corporation

By:
        --------------------------     By:
         R Steve Creamer                    ----------------------
         Chief Executive Officer                R Steve Creamer
                                                Chief Executive Officer

POWER PLANT AGGREGATES OF              FLO FIL CO., INC.,
IOWA, INC.,                            a Michigan corporation
an Iowa corporation

                                       By:
By:                                        ----------------------------
   --------------------------                    R Steve Creamer
         R Steve Creamer                         Chief Executive Officer
         Chief Executive Officer

MIDWEST FLYASH & MATERIALS,            FLY ASH PRODUCTS, INC.,
INC.,                                  an Arkansas corporation
an Iowa corporation

                                       By:
By:                                       -------------------------------
     ---------------------------                R Steve Creamer
         R Steve Creamer                        Chief Executive Officer
         Chief Executive Officer

LIVESTOCK WASTE MANAGEMENT,
INC.,

an Iowa corporation

By:
    ---------------------------
         R Steve Creamer
         Chief Executive Officer

MICHIGAN ASH SALES COMPANY
a Michigan corporation

By:
     --------------------------
         R Steve Creamer
         Chief Executive Officer

U.S. STABILIZATION, INC.,
a Michigan corporation

By:
    ------------------------------
         R Steve Creamer
         Chief Executive Officer